Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF TRUST

OF

CHARTERMAC

(Pursuant to Section 3810 of the Delaware Statutory Trust Act)

THIS Certificate of Amendment to the Restated Certificate of Trust of CharterMac (the “Trust”), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to amend the Restated Certificate of Trust of the Trust which was filed on February 26, 2002 (the “Restated Certificate of Trust”), with the Secretary of State of the State of Delaware under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq .) (the “Act”).

Name. The name of the statutory trust is CharterMac.

Amendment. The Restated Certificate of Trust is hereby amended by changing the name of the Trust to “Centerline Holding Company.”

Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, a trustee of the Trust, has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

Signed on April ___, 2007

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

MANAGING TRUSTEES:

/s/ Peter T. Allen

Name: Peter T. Allen

/s/ Jeff T. Blau

Name: Jeff T. Blau

/s/ Leonard W. Cotton

Name: Leonard W. Cotton

/s/ Robert J. Dolan

Name: Robert J. Dolan

/s/ Nathan Gantcher

Name: Nathan Gantcher

/s/ Jerome Y. Halperin

Name: Jerome Y. Halperin

/s/ Robert L. Loverd

Name: Robert L. Loverd

/s/ Robert A. Meister

Name: Robert A. Meister

/s/ Janice Cook Roberts

Name: Janice Cook Roberts

/s/ Stephen M. Ross

Name: Stephen M. Ross

/s/ Marc D. Schnitzer

Name: Marc D. Schnitzer

/s/ Thomas W. White

Name: Thomas W. White